                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                  FORM 8-K12G3


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 22, 2001




                       PEGASUS COMMUNICATIONS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)





         Delaware                                                 23-3070336
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    (State or Other                   (Commission              (IRS Employer
    Jurisdiction of                   File Number)           Identification No.)
    Incorporation)


c/o Pegasus Communications Management Company, 225 City Line Avenue,
Suite 200, Bala Cynwyd, Pennsylvania                                 19004
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: 888-438-7488


                         Pegasus Holdings Corporation I
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
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         On February 22, 2001 Pegasus Communications Corporation completed its previously announced holding company reorganization (the "Reorganization") and exchange offer (the "Exchange Offer"). In the Reorganization, the company that formerly operated under the name Pegasus Communications Corporation changed its name to Pegasus Satellite Communications, Inc. ("Pegasus Satellite") and became a subsidiary of the new holding company (the "New Holding Company") that assumed the name Pegasus Communications Corporation. In the Reorganization, all of the capital stock of Pegasus Satellite was exchanged for shares of the New Holding Company. In the Exchange Offer, Pegasus Satellite offered to exchange a new series of its preferred stock for the New Holding Company's Series A Preferred Stock.

         Upon completion of the Reorganization and Exchange Offer, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the New Holding Company elected to become the successor issuer to the company that formerly operated under the name Pegasus Communications Corporation for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective February 22, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PEGASUS COMMUNICATIONS CORPORATION


                                    By:   /s/  Scott A. Blank
                                      -----------------------------------
                                         Scott A. Blank, Vice President


February 22, 2001